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                                                                      Exhibit 23

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-45914) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan and to the incorporation by reference therein of our reports dated November 1, 1993, with respect to the consolidated financial statements of Jacobs Engineering Group Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1993, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG

    Los Angeles, California
    March 28, 1994